EXHIBIT 9.5


                        PARTICIPATION AGREEMENT

                                 Among

                 BERGER INSTITUTIONAL PRODUCTS TRUST,

                        BERGER ASSOCIATES, INC.

                                  and

                     AMERITAS LIFE INSURANCE CORP.


          THIS AGREEMENT, made and entered into this 10th day of December, 1996 by and among AMERITAS LIFE INSURANCE CORP., (hereinafter the "Insurance Company"), a Nebraska corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), BERGER INSTITUTIONAL PRODUCTS TRUST, a Delaware business trust (the "Trust") and BERGER ASSOCIATES, INC., a Delaware corporation ("Berger Associates").

          WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and variable life insurance contracts to be offered by separate accounts of insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and for qualified retirement and pension plans ("Qualified Plans"); and

          WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

          WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "Commission"), dated April 24, 1996 (File No. 812-9852), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Qualified Plans and by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

          WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the offering of its shares is registered under the Securities Act of 1933, as amended
(hereinafter the "1933 Act"); and

          WHEREAS, Berger Associates is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

          WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity or variable life insurance contracts identified by the form number(s) listed on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and


          WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

          WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds at net asset value on behalf of each Account to fund the Contracts;

          NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Trust and Berger Associates agree as follows:

ARTICLE I.  Sale of Trust Shares

          1.1. The Trust agrees to sell to the Insurance Company those shares of the Trust which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Trust for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 7:00 a.m., Mountain Time, on the next following Business Day, except as otherwise provided by Section 1.10. In this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.

          1.2. The Trust agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Trust calculates its Funds' net asset values pursuant to rules of the Commission and the Trust shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the trustees of the Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the trustees of the Trust acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

          1.3. The Trust agrees that shares of the Trust will be sold only to Accounts of Participating Insurance Companies and to Qualified Plans. No shares of any Fund will be sold to the general public.

          1.4. The Trust will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 3.4, 3.5, and Sections 7.1 -
7.7 of this Agreement is in effect to govern such sales.

          1.5. The Trust agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Trust held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the Commission under Section 22(e) of the 1940 Act), the Trust shall be permitted to delay sending redemption proceeds to the Insurance Company by the same


number of days that the Trust is delaying sending redemption proceeds to the other shareholders of the Fund. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Trust; provided that the Trust receives notice of the request for redemption by 7:00 a.m., Mountain Time, on the next following Business Day, except as otherwise provided by Section 1.10.

          1.6. The Insurance Company agrees to purchase and redeem the shares of each Fund offered by the then-current prospectus of the Trust in accordance with the provisions of that prospectus.

          1.7. The Insurance Company shall pay for Trust shares by 1:00 p.m., Mountain Time, on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For the purpose of Sections 2.9 and 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Trust. Payment of net redemption proceeds (aggregate redemptions of a Fund's shares by an Account minus aggregate purchases of that Fund's shares by that Account) for a given Business Day will normally be made by wiring federal funds to the Insurance Company on the next Business Day after receipt of the redemption request, but in no event later than 3 days following the receipt of the redemption request. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the Securities and Exchange Commission exists, or as permitted by the Securities and Exchange Commission.

          1.8. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

          1.9. The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

          1.10. The Trust shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 5:00 p.m., Mountain Time. On any day that the Trust is unable to provide the Insurance Company with the per share net asset value for a Fund by such time, the Trust shall, for each such Fund, provide the Insurance Company additional time to place purchase and redemption orders for shares pursuant to Sections 1.1. and 1.5. Such additional time shall be equal to the additional time which the Trust takes to make the per share net asset value available to the Insurance Company. In the event that the Trust is unable to provide said net asset value to the Insurance Company prior to 9:00 p.m., Mountain Time, on any day, Trust and the Insurance Company shall cooperate so that the Trust receives said purchase and redemption orders for shares as soon as practicable and by such time as the Trust and the Insurance Company shall mutually agree on the following Business Day. All purchase and redemption orders for shares of the Trust communicated to the Trust by the foregoing deadlines shall be

treated by the Trust as if they were received by the Trust prior to 7:00 a.m., Mountain Time, as provided in Section 1.1 above. The Trust shall indemnify and hold harmless the Insurance Company against any and all liability, loss, damage, cost or expenses which the Insurance Company may incur, suffer, or be required to pay due to the Trust's
(i) materially incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; and (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; provided that the Trust shall have no obligation to indemnify and hold harmless the Insurance Company if the incorrect calculation or incorrect reporting was the result of incorrect information furnished by the Insurance Company or information furnished untimely by the Insurance Company.

ARTICLE II.  Representations, Warranties and Agreements

          2.1. The Insurance Company represents, warrants and agrees that the offerings of the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements.
The Insurance Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Nebraska Insurance Code and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

          2.2. The Trust warrants and agrees that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Delaware and all applicable federal securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust warrants and agrees that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or Berger Associates.

          2.3. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and warrants and agrees that it will make all reasonable efforts to maintain its qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          2.4. The Insurance Company represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Trust and Berger Associates immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

          2.5. The Trust may elect to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.


          2.6. The Trust makes no representation warranties as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.

          2.7. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act.

          2.8. Berger Associates represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

          2.9. The Trust and Berger Associates represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


ARTICLE III.  Disclosure Documents and Voting

          3.1. Berger Associates shall provide the Insurance Company (at the Insurance Company's expense) with as many copies of the Trust's current prospectus as the Insurance Company may reasonably request. If requested by the Insurance Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the new prospectus as set in type at the Trust's expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document (at the Insurance Company's expense).

          3.2. The Trust's prospectus shall state that the Statement of Additional Information for the Trust (the "SAI") is available from the Trust, and Berger Associates (or the Trust), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

          3.3. The Trust, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

          3.4.  If and to the extent required by law, the Insurance
Company shall:

           (i) solicit voting instructions from Contract owners;

          (ii) vote the Trust shares in accordance with instructions received from Contract owners; and

         (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of that Fund for which instructions have been received;

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule C attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order.

     3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

     4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, a sub-adviser of one of the Funds, or Berger Associates is named, at least ten calendar days prior to its use. No such material shall be used if the Trust or its designee objects to such use within five calendar days after receipt of such material.

     4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the Trust's registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by Berger Associates, except with the permission of the Trust or Berger Associates.

     4.3. The Trust, Berger Associates, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company or the Account is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee objects to such use within ten calendar days after receipt of that material.

     4.4. The Trust and Berger Associates shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

     4.5. The Trust will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of the document with the Commission, the National Association of Securities Dealers, Inc. ("NASD"), or other regulatory authorities.

     4.6. The Insurance Company will provide to the Trust at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

     4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and operating procedures of the Accounts or the Trust, or otherwise relevant to the provisions of the Agreement that may be reasonably requested.

ARTICLE V.  Fees and Expenses

     5.1. The Trust and Berger Associates shall pay no fee or other compensation to the Insurance Company under this agreement, except as set forth in Section 5.4 and except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, Berger Associates or the Trust may make payments to the Insurance Company in amounts consistent with that 12b-1 plan, subject to review by the trustees of the Trust, at a rate at least equal to the highest rate paid to any other Participating Insurance Company with segregated account values in each applicable Fund that are equal to or less than those of the Insurance Company.

     5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust or Berger Associates, in accordance with applicable state laws prior to their sale. The Trust shall bear the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

     5.3. The Trust, at its expense, will provide the Insurance Company with as many copies of the current prospectus for the Trust as the Insurance Company may reasonably request for distribution, at the Insurance Company's expense, to existing Contract owners. If requested by the Insurance Company in lieu thereof, the Trust shall provide such documentation (including camera-ready copy and computer diskette of the current prospectus for the Trust) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Trust is amended) to have the Contract prospectus and the Trust prospectus printed together in one document. In the event that the Trust


prospectus is printed on a combined basis with the Contract prospectus, the printing expenses shall be allocated among the Trust, the Insurance Company and such other funds which participate in the Contract prospectus according to the number of pages (and approximate fractions thereof) relating to such party relative to the total number of pages of the complete combined prospectus. Pages allocated to the Trust shall be limited to those pages which specifically describe the Trust. All other pages and covers shall be allocated to the Insurance Company. However, when any change in a combined Contract and Trust prospectus is initiated by a particular party, then such party shall pay for the printing and distribution of the revised prospectus.

     5.4. The Insurance Company bears the responsibility and correlative expense for administrative and support services for Contract owners. Berger Associates recognizes the Insurance Company as the sole shareholder of shares of the Trust issued under this Agreement. From time to time, Berger Associates may pay amounts from its past profits to the Insurance Company for providing certain administrative services for the Trust or for providing other services that relate to the Trust. In consideration of the savings resulting from such arrangement, and to compensate the Insurance Company for its costs, Berger Associates agrees to pay to the Insurance Company an amount equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by the Insurance Company in the Trust under this Agreement. The parties agree that such payments are for administrative services and investor support services, and do not constitute payment for investment advisory, distribution or other services. Payment of such amounts by Berger Associates shall not increase the fees paid by the Trust or its shareholders.

ARTICLE VI.  Diversification

     6.1. The Trust will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation at all times necessary to satisfy those requirements.

ARTICLE VII.  Potential Conflicts

     7.1. The trustees of the Trust will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of all separate accounts investing in the Trust and the participants of all Qualified Plans investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The trustees of the Trust shall promptly inform the Insurance Company if they determine that an irreconcilable material conflict exists and the implications thereof. The trustees of the Trust shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Company.

     7.2. The Insurance Company and Berger Associates each will report promptly any potential or existing conflicts of which it is aware to the trustees of the Trust. The Insurance Company and Berger Associates each will assist the trustees of the Trust in carrying out

their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the trustees of the Trust with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the trustees of the Trust whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by Berger Associates with a view only to the interests of Contract holders and Qualified Plan participants.

     7.3. If it is determined by a majority of the trustees of the Trust, or a majority of the trustees who are not interested persons of the Trust, any of its Funds, or Berger Associates (the "Independent Trustees"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies or Qualified Plans that have executed participation agreements shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the Commission in connection therewith.

     7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and, until the end of that six month period, the Trust shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Trust.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to that Account within six months after the trustees of the Trust inform the Insurance Company in writing that they have determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Trust.


     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the trustees of the Trust determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the trustees of the Trust inform the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then
(a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

     8.1.  Indemnification By The Insurance Company

     8.1(a). The Insurance Company agrees to indemnify and hold harmless the Trust and each trustee, officer, employee or agent of the Trust, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Trust;

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares;

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Trust by or on behalf of the Insurance Company;

               (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

     8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general

allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust's shares or the Contracts or the operation of the Trust.

     8.2.  Indemnification by Berger Associates

     8.2(a). Berger Associates agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Berger Associates) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Trust's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Berger Associates or the Trust by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares;

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by Berger Associates or persons under its control) or wrongful conduct of the Trust, Berger Associates or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Trust;

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Trust;


               (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

               (v) arise out of or result from any material breach of any representation, warranty or agreement made by Berger Associates in this Agreement or arise out of or result from any other material breach of this Agreement by Berger
          Associates;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b) Berger Associates shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.

     8.2(c) Berger Associates shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified Berger Associates in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve Berger Associates of its obligations hereunder except to the extent that Berger Associates has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Berger Associates of any such claim shall not relieve Berger Associates from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Berger Associates will be entitled to participate, at its own expense, in the defense thereof. Berger Associates also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Berger Associates, Berger Associates shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall Berger Associates be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from Berger Associates to the Indemnified Party of Berger Associates's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Berger Associates will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d) The Insurance Company agrees to notify Berger Associates promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.


     8.3  Indemnification By the Trust

     8.3(a). The Trust agrees to indemnify and hold harmless the Insurance Company, and each of its directors, officers, employees and agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of any trustee(s) of the Trust, are related to the operations of the Trust and:

          (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

          (ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by, and in accordance with the provisions of, Sections
8.3(b) and 8.3(c) hereof.

     8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company, the Trust, Berger Associates or the Account, whichever is applicable.

     8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Trust of its obligations hereunder except to the extent that the Trust has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Trust, the Trust shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Trust be liable for the fees and expenses of more than one counsel for Indemnified Parties in

connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Trust to the Indemnified Party of the Trust's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). The Insurance Company and Berger Associates agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX.  Applicable Law

     9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of Delaware, except that each party to this Agreement waives its rights under that law for any claim for punitive damages.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

     10.1.  This Agreement shall terminate:

          (a) at the option of any party upon one year advance written notice to the other parties; provided, however, such notice shall not be given earlier than one year following the date of this Agreement; or

               (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided, however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company to the Trust and Berger; or

               (c) at the option of the Trust or Berger Associates, in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the Commission, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust's shares, provided, however, that the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

               (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Trust or Berger Associates by the NASD, the Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Berger Associates to perform its obligations under this Agreement; or

               (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Trust of the date of any proposed vote to replace the Trust's shares; or

               (f) at the option of the Insurance Company, in the event any of the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

               (g) at the option of the Insurance Company, if the Trust ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Trust may fail to so qualify; or

          (h) at the option of the Insurance Company, if the Trust fails to meet the diversification requirements specified in
     Article VI hereof; or

               (i) at the option of either the Trust or Berger Associates, if (1) the Trust or Berger Associates, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Trust or Berger Associates, (2) the Trust or Berger Associates shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Trust or Berger Associates shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

               (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust or Berger Associates has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Trust and Berger Associates in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Trust and/or Berger Associates and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.

     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

     10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

          (a) In the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1(a), 10.1(i), 10.1(j), or 10.1(k) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

          (b) in the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination.

     10.4. Notwithstanding any termination of this Agreement, subject to Section 1.2 of this Agreement and for so long as the Trust continues to exist, the Trust and Berger Associates shall at the option of the Insurance Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under
Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

     10.5. The Insurance Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Insurance Company's assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Insurance Company will promptly furnish to the Trust and Berger Associates the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Trust and Berger Associates) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, the Insurance Company shall not prevent new Contract owners from allocating payments to a Fund that formerly was available under the Contracts without first giving the Trust or Berger Associates 90 days notice of its intention to do so.

ARTICLE XI.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.


     If to the Trust:
       210 University Boulevard, Suite 900
       Denver, Colorado  80206
       Attention:  Kevin R. Fay, Vice President

     If to the Insurance Company:
       One Ameritas Way
       Lincoln, Nebraska  68501
       Attention:  Norman M. Krivosha, Executive Vice President,
                   Secretary and Corporate General Counsel

     If to Berger Associates:
       210 University Boulevard, Suite 900
       Denver, Colorado  80206
       Attention:  Kevin R. Fay, Vice President


ARTICLE XII.  Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the others.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                         Insurance Company:

                         AMERITAS LIFE INSURANCE CORP.
                         By its authorized officer,


                         By:_______________________________
                         Title:
                               ___________________________
                         Date:
                              ____________________________

                         Trust:

                         BERGER INSTITUTIONAL PRODUCTS TRUST
                         By its authorized officer,

                         By:
                            _____________________________
                         Title:
                               __________________________
                         Date:
                              ___________________________

                         Berger Associates:

                         BERGER ASSOCIATES, INC.
                         By its authorized officer,

                         By:
                            _____________________________
                         Title:
                               __________________________
                         Date:
                              ___________________________

                              Schedule A
                               Accounts



Name of Account                         Date of Resolution of
                                        Insurance Company's Board
                                        which Established the Account

Ameritas Life Insurance Corp.           October 26, 1995
Separate Account LLVA

Ameritas Life Insurance Corp.           August 24, 1994
Separate Account LLVL

                              Schedule B
                               Contracts


1.  Contract Form 4080

     Contract Form 4055

                              Schedule C
                        Proxy Voting Procedure

     The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Trust by Berger Associates, the Trust and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

     1. The number of proxy proposals is given to the Insurance Company by Berger Associates as early as possible before the date set by the Trust for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time Berger Associates will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

     2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

     Note:     The number of proxy statements is determined by the
activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to Berger Associates, as soon as possible, but no later than one week after the Record Date.

     3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Trust. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. Berger Associates must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
          a.  name (legal name as found on account registration)
          b.  address
          c.  Fund or account number
          d.  coding to state number of units
          e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).
          (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

     4. During this time, Berger Associates will develop, produce, and the Trust will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:
          a.   Voting Instruction Card(s)
          b.   One proxy notice and statement (one document)
          c. Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
          d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)
          e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by Berger Associates.

     5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Berger Associates.

     6.   Package mailed by the Insurance Company.
          * The Trust MUST allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

     7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note:     Postmarks are not generally needed.  A need for
postmark information would be due to an insurance company's internal procedure.

     8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

     9. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

     10. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of SHARES.) Berger Associates must review and approve tabulation format.

     11. Final tabulation in shares is verbally given by the Insurance Company to Berger Associates on the morning of the meeting not later than 10:00 a.m. Denver time. Berger Associates may request an earlier deadline if required to calculate the vote in time for the meeting.

     12. A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. Berger Associates will provide a standard form for each Certification.

     13. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Berger Associates will be permitted reasonable access to such Cards.

     14. All approvals and "signing-off" may be done orally, but must always be followed up in writing.